SILVER POINT FINANCE, LLC

Two Greenwich Plaza, 1st Floor

Greenwich, CT 06830-6353

February 26, 2008

Wachovia Capital Finance Corporation (New England),

as Borrowing Base Agent

One Post Office Square, Suite 3600

Boston, MA 02109

Attention: Willis Williams, Vice President

Re: Insurance/Condemnation Proceeds

Ladies and Gentlemen:

Reference hereby is made to that certain Credit and Guaranty Agreement, dated as of July 19, 2007 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Proliance International, Inc., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders, Wachovia Capital Finance Corporation (New England), as borrowing base agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Borrowing Base Agent”), Silver Point Finance, LLC, a Delaware limited liability company (“Silver Point”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and Silver Point, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, and together with the Borrowing Base Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”). Capitalized terms used in this letter agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

On February 5, 2008, the Borrower’s primary distribution facility in Southaven, Mississippi was severely damaged by two tornados (the “Casualty Event”). On February 14, 2008, after demonstrating to its insurance carrier that an advance payment in the amount of $10,000,000 was required to mitigate its losses and begin to restore its operations, the Borrower received a preliminary advance of Net Insurance/Condemnation Proceeds in the amount of $10,000,000 from its insurance carrier with respect to the Casualty Event (the “Southaven Insurance Proceeds Amount”).

However, pursuant to the Credit Agreement, as a result of certain Events of Default that are continuing on the date hereof, the Southaven Insurance Proceeds Amount is required to be applied to the Obligations in the order and manner set forth in Section 2.15(h) of the Credit Agreement.

February 26, 2008

Notwithstanding Section 2.15(h) of the Credit Agreement, the Borrower acting in its best interests to maximize liquidity, mitigate its losses and begin to restore its operations, has negotiated with the Agents. As a result of such negotiations, the parties hereto have agreed to apply the Southaven Insurance Proceeds Amount as set forth in this letter agreement.

Accordingly, the parties hereto hereby agree as follows:

1. Southaven Insurance Proceeds Amount. The Southaven Insurance Proceeds Amount shall be applied as follows: (i) $5,000,000 to the outstanding principal amount of the Revolving B Loans, (ii) $4,617,034.64 to the outstanding principal amount of the Tranche A Term Loans, and (iii) $382,956.36 to the Make-Whole Amount and/or Prepayment Premium required by Section 2.12(c) of the Credit Agreement.

2. Borrowing Base. In connection with the application of the Southaven Insurance Proceeds Amount pursuant to this letter agreement, the Borrowing Base Agent shall establish and maintain a reserve (the “Southaven Insurance Proceeds Reserve”) against the Borrowing Base in an amount equal to $5,000,000. The Agents and the Lenders hereby agree that (i) if, at any time, the outstanding principal balance of the Revolving A Loans is greater than zero at such time or the Borrowing Base Agent has not received cash collateral in an amount equal to one hundred and five percent (105%) of the amount of all Obligations under Letters of Credit outstanding at such time, then the Southaven Insurance Proceeds Reserve shall not be reduced or removed without the written consent of each of the Administrative Agent and the Borrowing Base Agent and (ii) if, at any time, the outstanding principal balance of the Revolving A Loans is zero at such time, and the Borrowing Base shall have been adjusted to reflect the removal of the Inventory of the Borrower located in Southaven, Mississippi that was the subject of the Casualty Event, the Southaven Insurance Proceeds Reserve (A) shall not be reduced or removed without the written consent of the Administrative Agent and (B) shall be reduced or removed by the Borrowing Base Agent at the written direction of the Administrative Agent.

3. General Provisions Regarding Payments. Section 2.15(h) of the Credit Agreement is hereby amended by deleting the first five lines of such Section in their entirety and replacing them with the following:

“(h) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Collateral Agent may, and upon the direction of the Borrowing Base Agent or the Requisite Lenders shall, and the Borrowing Base Agent may, and upon the direction of the Administrative Agent, the Collateral Agent or the Requisite Lenders shall, in each case, apply all payments in respect of any Obligations and all proceeds of the Collateral as follows:”.

4. Agent Advances. (i) Section 9.8(c) of the Credit Agreement is hereby amended by deleting the reference to “$1,0000,000” contained therein and replacing it with “$1,000,000”.

(ii) Notwithstanding anything to the contrary set forth in Section 9.8(c) of the Credit Agreement or otherwise, each Lender with a Revolving A Commitment or holding Revolving A Loans shall not be required to fund such Lender’s Pro Rata Share of any Agent

February 26, 2008

Advance made by Administrative Agent or Collateral Agent to the Borrower to the extent such Agent Advance in any way directly arises out of or is directly related to the Casualty Event.

5. Rights and Remedies. This letter agreement is without prejudice to, and all parties hereto fully and specifically reserve, any and all rights, powers, privileges and remedies under the Credit Agreement and the other Credit Documents, at law or otherwise, including, without limitation, with respect to (i) the application of any future mandatory prepayments under the Credit Agreement (including any future mandatory prepayments resulting from the receipt by the Borrower or any Agent of any future Net Insurance/Condemnation Proceeds), and (ii) the right of Borrowing Base Agent (A) to determine the amount of Eligible Accounts and Eligible Inventory to the extent provided in the Credit Agreement, including, without limitation, the right to remove from the Borrowing Base the Inventory located in Southaven, Mississippi that was the subject of the Casualty Event, and (B) to establish and maintain reserves against the Borrowing Base other than the Southaven Insurance Proceeds Reserve to the extent provided in the Credit Agreement. No action or acquiescence by the Agents and the Lenders, including, without limitation, the making of any Loan, the assisting of the Borrower in obtaining any Letter of Credit or the acceptance of any payments under the Credit Agreement, shall constitute a waiver of any Default or Event of Default. Until such time as the Agents and the Lenders agree in writing to a waiver of or a consent to, any default, noncompliance, Default or Event of Default now existing or hereafter arising under the Credit Agreement or any of the other Credit Documents, there shall be no such waiver.

6. Governing Law. This letter agreement shall be construed under and governed by the laws of the State of New York and may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter agreement by telecopy or electronic mail shall be equally effective as delivery of an original executed counterpart.

[signatures follow on next page]

Please indicate your agreement with the terms and conditions of this letter agreement by signature of your authorized officer in the space indicated below.

SILVER POINT FINANCE, LLC, as Administrative Agent and Collateral Agent

By:	/s/ Zachary M. Zeitlin
Name: Zachary M. Zeitlin
Title: Authorized Signatory

SPF CDO I, LTD., as a Lender

By:	/s/ Zachary M. Zeitlin
Name:	Zachary M. Zeitlin
Title:	Authorized Signatory

FIELD POINT III, LTD., as a Lender

By:	/s/ Zachary M. Zeitlin
Name:	Zachary M. Zeitlin
Title:	Authorized Signatory

FIELD POINT II, LTD., as a Lender

By:	/s/ Zachary M. Zeitlin
Name:	Zachary M. Zeitlin
Title:	Authorized Signatory

FIELD POINT I, LTD., as a Lender

By:	/s/ Zachary M. Zeitlin
Name: Zachary M. Zeitlin
Title: Authorized Signatory

FIELD POINT IV, LTD., as a Lender

By:	/s/ Zachary M. Zeitlin
Name: Zachary M. Zeitlin
Title: Authorized Signatory

Acknowledged and agreed as of

the date first above written:

WACHOVIA CAPITAL FINANCE CORPORATION (NEW ENGLAND), as Borrowing Base Agent and a Lender
By:	/s/ Willis A. Williams
Name: Willis A. Williams
Title: Vice President

PROLIANCE INTERNATIONAL, INC., as Borrower

By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: Executive Vice President and Chief Financial Officer

AFTERMARKET LLC, as Guarantor

By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: Vice President

AFTERMARKET DELAWARE CORPORATION, as Guarantor

By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: Vice President

PROLIANCE INTERNATIONAL HOLDING CORPORATION as Guarantor

By:	/s/ Arlen F. Henock
Name: Arlen F. Henock
Title: President